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                                                                       EXHIBIT 1
                                                                       ---------

                           Agreement of Joint Filing


Pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, the undersigned persons agree to file with the Securities and Exchange Commission the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and agree that the Schedule 13D, as filed, is filed on behalf of each of them.

This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same agreement.

In Witness Whereof, the undersigned have executed this Agreement as of January 3, 2002.



                                     /s/ Richard G. Elliott
                                    --------------------------------------------
                                     Richard G. Elliott


                                     /s/ Ted W. DeHass
                                    --------------------------------------------
                                     Ted W. DeHass


                                     /s/ Don E. Sprankle
                                    --------------------------------------------
                                     Don E. Sprankle


                                     /s/ Gloria J. Miller
                                    --------------------------------------------
                                     Gloria J. Miller


                                     /s/ Darwin L. Snyder
                                    --------------------------------------------
                                     Darwin L. Snyder


                                     /s/ Victor R. Snyder
                                    --------------------------------------------
                                     Victor R. Snyder